                                                                     EXHIBIT 4.2



                               NETWORK PLUS CORP.

                                  40,000 UNITS

                 CONSISTING OF 40,000 SHARES OF 13-1/2% CLASS A
                      CUMULATIVE PREFERRED STOCK DUE 2009

                                       AND

               310,000 INITIAL WARRANTS TO PURCHASE 310,000 SHARES
                                 OF COMMON STOCK

                                       AND

             600,000 CONTINGENT WARRANTS TO PURCHASE 600,000 SHARES
                                 OF COMMON STOCK

                      ------------------------------------



                               PURCHASE AGREEMENT

                                                               September 1, 1998

Goldman, Sachs & Co.
Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
  As representatives of the several Purchasers named in Schedule I hereto,
c/o Goldman, Sachs & Co.
85 Broad Street,
New York, New York 10004


Ladies and Gentlemen:

    Network Plus Corp., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Purchasers named in Schedule I hereto (the "Purchasers") an aggregate of 40,000 shares (the "Securities") of the 13-1/2% Class A Cumulative Preferred Stock due 2009 (the "Preferred Stock") of the Company to which 310,000 warrants (the "Initial Warrants") for the purchase of 310,000 shares of common stock, par value $0.01 per share ("Common Stock") of the Company and 600,000 warrants (the "Contingent Warrants" and, together with the Initial Warrants, the "Warrants") for the purchase of 600,000 shares of Common Stock, will be attached. The Securities will be issued pursuant to a certificate of designation (the "Certificate of Designation") amending the certificate of incorporation of the Company. American Stock Transfer & Trust Company shall act as transfer agent (the "Transfer Agent") for the Securities. The Warrants will be issued pursuant to a warrant agreement dated as of September 3, 1998 (the "Warrant Agreement") between the Company and American Stock Transfer & Trust Company as warrant agent (the "Warrant Agent").

1. The Company represents and warrants to, and agrees with, each of the Purchasers that:

         (a) a preliminary offering circular, dated July 17, 1998 (the "Preliminary Offering Circular") and an offering circular, dated September 1, 1998 (the "Offering Circular"), in each case including the international supplement thereto, have been prepared in connection with the offering of the Securities, the Warrants and shares of Common Stock issuable upon exercise thereof. The Preliminary Offering Circular or the Offering Circular and any amendments or supplements thereto did not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by a Purchaser through Goldman, Sachs & Co. expressly for use therein;

         (b) neither the Company nor Network Plus, Inc., a Massachusetts corporation (the "Subsidiary"), has sustained since the date of the latest audited financial




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
    statements included in the Offering Circular any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Circular; and, since the respective dates as of which information is given in the Offering Circular, other than option grants in the ordinary course of business, there has not been any change in the capital stock or long-term debt of the Company or its Subsidiary or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its Subsidiary, otherwise than as set forth or contemplated in the Offering Circular;

         (c) the Company and its Subsidiary do not own any real property and have good and marketable title to or the right to use all personal property owned or used by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Offering Circular or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or the Subsidiary; and any real property and buildings held under lease by the Company and its Subsidiary are held by them under valid, subsisting and enforceable leases with such exceptions as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiary;

         (d) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Circular, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; the Subsidiary is an entity validly constituted and validly existing under the laws of Massachusetts, with power and authority (corporate and other) to own, lease and operate its property and assets and to conduct its business as described in the Offering Circular, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

         (e) each of the Company and its Subsidiary has an authorized capitalization as set forth in the Offering Circular, and all of the issued shares of capital stock of the Company and its Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable; the shares of Common Stock initially issuable upon exercise of the Warrants have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Securities and the Warrant Agreement referred to below, will be duly and validly issued, fully paid and non-assessable and will conform to the description of the Common Stock contained in the Offering Circular; the issuance of such shares of Common Stock is not subject to preemptive or other similar rights; other than as set forth in the Offering Circular, as amended or supplemented, there are no outstanding (i) securities or obligations of the Company or its Subsidiary convertible into or exchangeable for any shares of the share capital of the Company or its Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or its Subsidiary any such shares of the share capital of the Company or its Subsidiary or any other securities of the Company or its Subsidiary or any such convertible or exchangeable securities or obligations or (iii) obligations for the Company or its Subsidiary to issue, purchase or redeem such shares, other securities, any such convertible or exchangeable securities or obligations, or any such warrants, rights, options or obligations; none of the holders of any such securities or obligations have any preemptive rights or rights to have "anti-dilution" or similar adjustments made in connection with the issuance of the Warrants or the shares of Common Stock issuable upon exercise thereof. Other than as set forth or contemplated in the Offering Circular, as amended or supplemented, no person, firm or corporation has any agreement or option, or right or privilege (whether pre-emptive or contractual) capable of becoming an agreement,




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
    including convertible securities and warrants, for the purchase from the Company or its Subsidiary of any shares or other securities (whether issued or unissued) in the share capital of the Company or its Subsidiary; all of the issued capital stock of its Subsidiary is owned directly by the Company, free and clear of all liens, encumbrances, equities or claims (except as otherwise set forth in the Offering Circular); there are no restrictions on subsequent transfers of the Securities under the laws of the United States except as set forth in the Offering Circular, as amended or supplemented;

         (f) the Preferred Stock has been duly authorized and, when the Securities are issued and delivered pursuant to this Agreement, the Securities will be duly and validly issued, fully paid and non-assessable and will conform to the description of the Preferred Stock contained in the Offering Circular; shares of Preferred Stock have been duly and validly authorized and reserved for issuance upon payment of dividends on the Preferred Stock in additional shares of Preferred Stock and when so issued will be duly and validly issued, fully paid and non-assessable; the issuance of any shares of Preferred Stock is not subject to preemptive or other similar rights; and the Securities and the Certificate of Designation will conform to the descriptions thereof in the Offering Circular and will be in substantially the form previously delivered to you;

         (g) none of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System;

         (h) prior to the date hereof, neither the Company nor any of its affiliates has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities;

         (i) The Warrants have been duly authorized and, when issued and delivered pursuant to this Agreement and countersigned by the Warrant Agent as provided in the Warrant Agreement, will have been duly executed, countersigned, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Warrant Agreement under which they are to be issued; the Warrant Agreement has been duly authorized and, when executed by the Company and the Warrant Agent, will constitute a valid and legally binding instrument enforceable in accordance with its terms except that (i) the enforcement thereof may be subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles and (ii) as any rights to indemnity or contribution thereunder may be limited by applicable securities laws; and the Initial Warrants, the Contingent Warrants and the Warrant Agreement will conform in all material respects to the descriptions thereof in the Offering Circular and will be substantially in the forms previously delivered to you;

         (j) the Company and its Subsidiary are not, as of the date hereof, and will not be at the Time of Delivery, in violation of their constituent documents, by-laws or resolutions of their directors or shareholders;

         (k) the Company and its Subsidiary are not or, at any Time of Delivery, will not be in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, shareholders' agreement, indenture, mortgage, deed of trust, loan agreement, note, lease, permit, license, franchise or other agreement or instrument to which they are a party or by which they are bound or to which any of their property or assets is subject other than such defaults as would not have a material adverse effect on the condition (financial or other), business, prospects described in the Offering Circular (collectively, "Prospects"), affairs, management, financial position, shareholders' equity or results of operations of the Company and its Subsidiary, taken as a whole;

         (l)   except as set forth in or contemplated by the Offering Circular,
    (i) each of the Company and its Subsidiary has all material certificates, consents, exemptions, orders, permits, licenses, authorizations, franchises or other material approvals (each, an "Authorization") of and from, and has made all material declarations and filings with, all Federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, necessary or appropriate for the Company and its Subsidiary to own, lease, license, use and construct its properties and assets and to conduct its business in the manner described in the Offering Circular; (ii) all such Authorizations are in full force and effect with respect to the Company and its Subsidiary; (iii) to the best knowledge of the Company, no event has occurred that permits, or after notice or lapse of time could permit, the revocation, termination or modification of any such Authorization; (iv) the Company and its Subsidiary are in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities and governing bodies having jurisdiction with respect thereto; and (v) the Company has no knowledge that any person is contesting or intends to contest the granting of any material Authorization, except, in the case of clauses
    (i) through (v) above, for any Authorization the absence, violation or loss of which would not have a material adverse effect on the condition (financial or other), business, Prospects, affairs, management, financial position, shareholders' equity or results of operation of the Company and its Subsidiary, taken as a whole;

         (m) Neither the execution and delivery of this Agreement, the Warrant Agreement or the Registration Rights Agreement (as defined herein), nor the consummation of the transactions contemplated hereby or thereby nor compliance with the terms, conditions and provisions hereof or thereof by the Company will cause any suspension, revocation, impairment, forfeiture, nonrenewal or termination of any Authorization;

         (n) the issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the Warrant Agreement, the Registration Rights Agreement and this Agreement and the consummation of the transactions herein and therein contemplated will not:

         (i) result in any violation of the provisions of the constituent documents, by-laws or resolutions of the directors or shareholders of the Company or its Subsidiary;

         (ii) conflict with nor will they result in a breach of or violation of any of the terms or provisions of, or constitute a default under (or an event which with notice or lapse of time, or both, would constitute a default), or require consent under, or result in the creation or imposition of any lien, charge or encumbrance on any of the property or assets of the Company or its Subsidiary pursuant to the terms of, any shareholders' agreement, employment agreements, indenture, mortgage, deed of trust, loan agreement, note, lease, permit, franchise or other agreement or instrument to which the Company or its Subsidiary is a party or by which the Company or its Subsidiary is bound or to which the property or assets of the Company or its Subsidiary is subject; or

         (iii) result in any violation of any law, rule or regulation or any judgment, order or decree of any government, governmental instrumentality or agency, regulatory body, court or body having jurisdiction over the Company or its Subsidiary or any of their properties and assets, other than, in the case of clauses (ii) and (iii) above, for any breach, default or violation which would not have a material adverse effect on the condition (financial or other), business, Prospects, affairs, management, financial position, shareholders' equity or results of operation of the Company and its Subsidiary, taken as a whole, and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the Warrants or the consummation by the Company of the transactions contemplated by this Agreement, the Warrant Agreement or the Registration Rights Agreement except for the filing of a registration statement by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the United States Securities Act of 1933, as amended (the "Securities Act"), pursuant to Section 5(k) hereof and such consents, approvals, authorizations, registrations or qualifications as may be required under state



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
    securities or Blue Sky laws in connection with the purchase and distribution of the Securities and the Warrants by the Purchasers;

         (o) each of this Agreement and the Exchange and Registration Rights Agreement between the Company and the Purchasers dated as of September 1, 1998 (the "Registration Rights Agreement") has been or will have been, when executed and delivered, duly and validly authorized, executed and delivered by the Company and constitutes or will constitute a valid and binding obligation of the Company, enforceable against it in accordance with its terms except (i) that the enforcement thereof may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and the discretion of the court before which any proceeding therefor may be brought and (ii) as any rights to indemnity or contribution thereunder may be limited by applicable securities laws;

         (p) No holder of any security of the Company has or will have any right to require the registration of such security by virtue of any transactions contemplated by this Agreement, the Pledge Agreement or the Registration Rights Agreement other than any such right that has been expressly waived in writing;

         (q) the statements set forth in the Offering Circular under the captions "Description of the Units", "Description of the Class A Preferred Stock", "Description of the Warrants" and "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the Units, the Securities, the Warrants and the Common Stock, respectively, and under the captions "Risk Factors -- The Telecommunications Act and Other Regulation", "Business -- Industry Overview", "Government Regulation", "Certain Transactions", "Description of Certain Indebtedness", "Certain Federal Income Tax Considerations" and "Underwriting", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

         (r) other than as set forth in the Offering Circular, there are no legal or governmental proceedings pending to which the Company or its Subsidiary is a party or of which any property of the Company or its Subsidiary is the subject which, if determined adversely to the Company or its Subsidiary, would individually or in the aggregate have a material adverse effect on the financial position, stockholders' equity or results of operations of the Company and its Subsidiary, and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

         (s) when the Securities and the Warrants are issued and delivered pursuant to this Agreement, neither the Securities nor the Warrants nor the Common Stock will be of the same class (within the meaning of Rule 144A under the Securities Act) as securities which are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system, and the Company has been advised that the Securities and the Warrants have been designated PORTAL-eligible securities;

         (t) the Company is not, and after giving effect to the offering and sale of the Securities, will not be, an "investment company", or an entity "controlled" by an "investment company", as such term is defined in the United States Investment Company Act of 1940, as amended (the "Investment Company Act");

         (u) neither the Company, nor any affiliate of the Company, nor any person acting on its or their behalf (other than the Purchasers, as to which the Company makes no representation) has offered or sold the Securities or the Warrants by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act or, with respect to Securities or Warrants sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Securities Act), by means of any directed selling efforts within the meaning of Rule 902 under the Securities Act and the Company, any affiliate of the Company and any person acting on its or their behalf has complied with and will implement the "offering restriction" within the meaning of such Rule 902;

         (v) within the preceding six months, neither the Company nor any other person acting on behalf of the Company has offered or sold to any person any Securities or Warrants, or any securities of the same or a similar class as the Securities or the Warrants, other than Securities offered or sold to the Purchasers hereunder. The



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    Company will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Securities Act) of any Securities or Warrants or any substantially similar security issued by the Company, within six months subsequent to the date on which the distribution of the Securities and the Warrants has been completed (as notified to the Company by Goldman, Sachs & Co.), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Securities or the Warrants in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Securities Act;

         (w) neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes;

         (x) PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company, are independent public accountants with respect to the Company under Rule 101 of the American Institute of Certified Public Accountants' Code of Professional Conduct, and its interpretations and rulings; and

         (y) the audited balance sheet of the Company as at December 31, 1997 (including the notes thereto) included in the Offering Circular presents fairly in all material respects the consolidated financial position of the Company as at the date indicated and has been prepared in accordance with generally accepted accounting principles ("GAAP"); the unaudited interim financial statements of the Company (including the notes thereto) included in the Offering Circular present fairly in all material respects the financial position of the Company as at the dates indicated and the results of operations and the changes in its financial position for the periods specified, subject to year-end adjustments and have been prepared in accordance with GAAP, except for the absence of footnotes and year-end adjustments.

    2. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company, at a purchase price of 96.75% of the liquidation preference thereof, plus accumulated dividends, if any, from September 3, 1998 to the Time of Delivery hereunder, the number of Securities set forth opposite the name of such Purchaser in Schedule I hereto.

    3. Upon the authorization by you of the release of the Securities and the Warrants, the several Purchasers propose to offer the Securities and the Warrants for sale upon the terms and conditions set forth in this Agreement and the Offering Circular and each Purchaser hereby represents and warrants to, and agrees with the Company that:

         (a) it will offer and sell the Securities or the Warrants only (i) to persons who it reasonably believes are "qualified institutional buyers" ("QIBs") within the meaning of Rule 144A under the Securities Act in transactions meeting the requirements of Rule 144A or (ii) upon the terms and conditions set forth in Annex I to this Agreement;

         (b)   it is an Institutional Accredited Investor; and

         (c) it will not offer or sell the Securities or the Warrants by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Securities Act.

    4.   (a)   The Securities and the Warrants to be purchased by each Purchaser hereunder will be represented by one or more definitive global Securities, global Initial Warrants and global Contingent Warrants in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company ("DTC") or its designated custodian. The Company will deliver the Securities and the Warrants to Goldman, Sachs & Co., for the account of each Purchaser, against payment by or on behalf of such Purchaser of the purchase price therefor by wire transfer in federal same-day funds payable to the order of the Company, by causing DTC to credit the Securities and the Warrants to the account of Goldman, Sachs & Co. at DTC. The Company will cause the certificates representing the Securities and the Warrants to be made available to Goldman, Sachs & Co. for checking at least twenty-four hours prior to the Time of Delivery at the office of DTC or its designated custodian (the



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
"Designated Office"). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on September 3, 1998 or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing. Such time and date are herein called the "Time of Delivery".

    (b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Securities and the Warrants and any additional documents requested by the Purchasers pursuant to Section 7(k) hereof, will be delivered at such time and date at the offices of Cravath, Swaine & Moore (the "Closing Location"), and the Securities and the Warrants will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 3:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

    5.   The Company agrees with each of the Purchasers:

         (a) to prepare the Offering Circular in a form reasonably approved by you; to make no amendment or any supplement to the Offering Circular which shall be reasonably disapproved by you promptly after reasonable notice thereof; and to furnish you with copies thereof;

         (b) promptly from time to time to take such action as you may reasonably request to qualify the Securities, the Warrants and the shares of Common Stock issuable upon exercise of the Warrants for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities and the Warrants, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

         (c) to furnish the Purchasers with copies of the Offering Circular and each amendment or supplement thereto signed by an authorized officer of the Company, together with the independent accountants' report(s) in the Offering Circular, and any amendment or supplement containing amendments to the financial statements covered by such report(s), signed by the accountants, and additional copies thereof in such quantities as you may from time to time reasonably request, and if, at any time prior to the expiration of nine months after the date of the Offering Circular, any event shall have occurred as a result of which the Offering Circular as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Offering Circular is delivered, not misleading, or, if for any other reason it shall be necessary or desirable during such same period to amend or supplement the Offering Circular, to notify you and upon your request to prepare and furnish without charge to each Purchaser and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Offering Circular or a supplement to the Offering Circular which will correct such statement or omission or effect such compliance;

         (d) during the period beginning from the date hereof and continuing until the date 90 days after the Time of Delivery, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company or its Subsidiary (other than as contemplated by the Registration Rights Agreement) substantially similar to the Securities or the Warrants or any shares of Common Stock or any securities of the Company or its Subsidiary convertible or exchangeable for Preferred Stock, Common Stock or other securities of the Company or its Subsidiary, as the case may be, that are substantially similar to the Securities, the Warrants or the Common Stock without the prior written consent of Goldman, Sachs & Co.; in addition, the Company will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Securities Act) of any Securities or Warrants or any substantially similar security issued by the Company or its Subsidiary, within six months subsequent to the date on which the distribution of the Securities and the Warrants has been completed (as notified to the Company by Goldman, Sachs & Co.), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Securities and the Warrants in the Unites States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Securities Act;

           (e) not to be or become, at any time prior to the expiration of three years after the Time of Delivery, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act;

           (f) at any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, for the benefit of holders from time to time of the Securities, to furnish at its expense, upon request, to holders of the Securities, the Warrants or the Common Stock and prospective purchasers of securities information (the "Additional Issuer Information") satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the Securities Act;

           (g) to use its best efforts to cause the Securities and the Warrants to be eligible for the PORTAL trading system of the National Association of Securities Dealers, Inc.;

           (h) to furnish to the holders of the Securities as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the date of the Offering Circular), consolidated summary financial information of the Company and any subsidiaries for such quarter in reasonable detail;

           (i) during a period of five years from the date of the Offering Circular, to furnish to you copies of all reports or other communications (financial or other) concerning the Company made available to the public, to investment analysts or, following registration of the Common Stock under the Exchange Act, to stockholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent that the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);

           (j) during the period of two years after the Time of Delivery, the Company will not, and will not permit any of its "affiliates" (as defined in Rule 144 under the Securities Act) to, resell any of the Securities or the Warrants which constitute "restricted securities" under Rule 144 that have been reacquired by any of them except pursuant to an effective registration statement under the Securities Act;

           (k) the Company shall file and use its best efforts to cause to be declared or become effective under the Securities Act, on or prior to 150 days after the Time of Delivery, a registration statement on Form S-4 providing for the registration of (i) another series of Preferred Stock of the Company, with terms identical to the Securities (the "Exchange Securities"), and (ii) the exchange of the Securities for the Exchange Securities, all in a manner that will permit persons who acquire the Exchange Securities to resell the Exchange Securities pursuant to Section 4(1) of the Securities Act;

           (l) to use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Offering Circular under the caption "Use of Proceeds";

           (m) to reserve and keep available at all times, free of preemptive rights, shares of Preferred Stock for the purpose of enabling the Company to satisfy any obligation or election to issue shares of Preferred Stock as dividends upon the Preferred Stock;

           (n) to reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy any obligations to issue shares of its Common Stock upon exercise of the Warrants; and

           (o) not to (and to cause any subsidiaries not to) take, directly or indirectly, any action which is designed to or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company.

     6. The Company covenants and agrees with the several Purchasers that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the issue of the Securities, the Warrants and the shares of Common Stock issuable upon exercise of the Warrants and all other expenses in connection with the preparation, printing and filing of the Preliminary Offering Circular and the Offering Circular (which Offering Circular shall only be required to be photocopied) and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Purchasers and dealers; (ii) the cost of photocopying or producing any Agreement among Purchasers, this Agreement, the Certificate of Designation, the Warrant Agreement, the Registration Rights Agreement, the Blue Sky and Legal Investment Memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities, the Warrants and the shares of Common Stock issuable upon exercise of the Warrants for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Purchasers in connection with such qualification and in connection with the Blue Sky and legal investment surveys;
(iv) any fees charged by securities rating services for rating the Securities;
(v) the cost of preparing the Securities and the Warrants; (vi) the fees and expenses of the Transfer Agent, the Warrant Agent and any agent of the Transfer Agent or the Warrant Agent and the fees and disbursements of counsel for the Transfer Agent or the Warrant Agent in connection with the Certificate of Designation, the Warrant Agreement and the Securities; (vii) any cost incurred in connection with the designation of the Securities, the Warrants and the Common Stock for trading in PORTAL; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Purchasers will pay all their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities and the Warrants by them, and any advertising expenses connected with any offers they may make.

     7. The obligations of the Purchasers hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

     (a) Cravath, Swaine & Moore, counsel for the Purchasers, shall have furnished to you such opinion or opinions, dated the Time of Delivery, as to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

     (b) Hale and Dorr LLP, counsel for the Company, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you, with respect to the matters set forth in
     Schedule 7(b).

     (c) Swidler Berlin Shereff Friedman, LLP, counsel for the Company, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you, with respect to the matters set forth in Schedule 7(c).

     (d) On the date of the Offering Circular prior to the execution of this Agreement and also at the Time of Delivery, PricewaterhouseCoopers LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex II hereto;

     (e) neither the Company nor its Subsidiary shall have sustained since the date of the latest audited financial statements included in the Offering Circular any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Circular, and (ii) since the respective dates as of which information is given in the Offering Circular there shall not have been any change in the capital stock or long-term debt of the Company or its Subsidiary or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its Subsidiary, otherwise than as set forth or contemplated in the Offering Circular, the effect of which, in any such case described in Clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities and the Warrants on the terms and in the manner contemplated in this Agreement and in the Offering Circular;

     (f) on or after the date hereof (i) no downgrading shall have occurred in any rating accorded the Company's debt securities or preferred stock by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities or preferred stock;

     (g) on or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities; (iii) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this Clause
     (iii) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the delivery of the Securities and the Warrants on the terms and in the manner contemplated in the Offering Circular; or
     (iv) the occurrence of any material adverse change in the existing, financial, political or economic conditions in the United States or elsewhere which, in the judgment of the Representatives, would materially and adversely affect the financial markets or the markets for the Securities and other debt or preferred equity securities;

     (h) the Securities, the Warrants and the Common Stock shall have been designated for trading on PORTAL;

     (i) the Registration Rights Agreement shall have been duly authorized, executed and delivered by the Company;

     (j) the Warrant Agreement shall have been duly authorized, executed and delivered by the Company;

     (k) the Company shall have filed with the Secretary of State of the State of Delaware the Certificate of Designation;

     (l) the Commitment Letter dated August 14, 1998, between the Company and Goldman Sachs Credit Partners, L.P. shall be in full force and effect; and

     (m) the Company shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsection (e) of this Section and as to such other matters as you may reasonably request.

     8. (a) The Company will indemnify and hold harmless each Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Circular, the Offering Circular, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Offering Circular or the Offering Circular or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Purchaser through Goldman, Sachs & Co. expressly for use therein.

     (b) Each Purchaser will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Circular or the Offering Circular, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Preliminary Offering Circular or the Offering Circular or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Purchaser through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

     (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability hereunder to the extent it is not materially prejudiced as a result thereof (but shall relieve it from liability under Section 8(a) or 8(b), as the case may be, to the extent the indemnifying party is materially prejudiced) and in any event shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party. No indemnifying party shall be required to indemnify an indemnified party for any amount paid or payable by such indemnified party in the settlement of any action, proceeding or investigation without the written consent of such indemnifying party, which consent shall not be unreasonably withheld.

     (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above
in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchasers on the other from the offering of the Securities and the Warrants. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Purchasers, in each case as set forth in the Offering Circular. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Purchasers on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities and the Warrants underwritten by it and distributed to investors were offered to investors exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

     (e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Purchaser within the meaning of the Securities Act; and the obligations of the Purchasers under this Section 8 shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Securities Act.

     9. (a) If any Purchaser shall default in its obligation to purchase the Securities and Warrants which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Securities and Warrants on the terms contained herein. If within thirty-six hours after such default by any Purchaser you do not arrange for the purchase of such Securities and Warrants, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Securities and Warrants on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities and Warrants, or the Company notifies you that it has so arranged for the purchase of such Securities and Warrants, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Offering Circular, or in any other documents or arrangements, and the Company agrees to prepare promptly any amendments to the Offering Circular which in your opinion may thereby be made necessary. The term "Purchaser" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities and Warrants.

     (b) If, after giving effect to any arrangements for the purchase of the Securities and Warrants of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate liquidation preference of such Securities and such aggregate number of Warrants which remains unpurchased does not exceed one-eleventh of the aggregate liquidation preference of all the Securities and the aggregate number of Warrants, then the Company shall have the right to require each non-defaulting Purchaser to purchase the number of Securities and the aggregate number of Warrants which such Purchaser agreed to purchase hereunder and, in addition, to require each non-defaulting Purchaser to purchase its pro rata share (based on the number of Securities and the aggregate number of Warrants which such Purchaser agreed to purchase hereunder) of the Securities and Warrants of such defaulting Purchaser or Purchasers for which such arrangements have not been made; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

     (c) If, after giving effect to any arrangements for the purchase of the Securities and Warrants of a defaulting Purchaser or Purchasers by you and the Company as provided in subsection (a) above, the aggregate liquidation preference of Securities which remains unpurchased exceeds one-eleventh of the aggregate liquidation preference of all the Securities, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Purchasers to purchase Securities and Warrants of a defaulting Purchaser or Purchasers, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Purchaser or the Company, except for the expenses to be borne by the Company and the Purchasers as provided in
Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

     10. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Purchasers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Purchaser or any controlling person of any Purchaser, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities and Warrants.

     11. If this Agreement shall be terminated pursuant to Section 9 hereof, the Company shall not then be under any liability to any Purchaser except as provided in Sections 6 and 8 hereof (as set forth in Section 9(c) hereof); but, if for any other reason, the Securities and Warrants are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Purchasers through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Purchasers in making preparations for the purchase, sale and delivery of the Securities and Warrants, but the Company shall then be under no further liability to any Purchaser except as provided in Sections 6 and 8 hereof.

     12. In all dealings hereunder, you shall act on behalf of each of the Purchasers, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Purchaser made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the representatives.

     All statements, requests, notices and agreements hereunder shall be in writing, and if to the Purchasers shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Goldman, Sachs & Co., 32 Old Slip, 9th Floor, New York, New York 10004, Attention: Registration Department; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Offering Circular, Attention: Secretary; provided, however, that any notice to a Purchaser pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Purchaser at its address set forth in its Purchasers' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

     13. This Agreement shall be binding upon, and inure solely to the benefit of, the Purchasers, the Company and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or any Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities and Warrants from any Purchaser shall be deemed a successor or assign by reason merely of such purchase.

     14.   Time shall be of the essence of this Agreement.

     15. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

     If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof (one for the Company and each of the Representatives plus one for each counsel), and upon the acceptance hereof by you, on behalf of each of the Purchasers, this letter and such acceptance hereof shall constitute a binding agreement between each of the Purchasers and the Company. It is understood that your acceptance of this letter on behalf of each of the Purchasers is pursuant to the authority set forth in a form of Agreement among Purchasers, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

                                                   Very truly yours,

                                                   NETWORK PLUS CORP.

                                                   By: /s/ ROBERT T. HALE, JR.
                                                       -------------------------
                                                       Name: Robert T. Hale, Jr.
                                                       Title: President and CEO

Accepted as of the date hereof:

Goldman, Sachs & Co.
Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated

By: /s/ GOLDMAN, SACHS & CO.
    ------------------------
    (Goldman, Sachs & Co.)

On behalf of each of the Purchasers

                                   SCHEDULE I


                                                                       Initial    Contingent
                                                      Number of       Warrants      Warrants
                                                     Securities    Attached to      Attached
                                                          to be           Such       to Such
             Purchaser                                Purchased     Securities    Securities
             ---------                                ---------     ----------    ----------

Goldman, Sachs & Co.........................             24,000        186,000       360,000
Lehman Brothers Inc.........................              8,000         62,000       120,000
Merrill Lynch, Pierce, Fenner & Smith
  Incorporated..............................              8,000         62,000       120,000
                                                         ------        -------       -------
       Total................................

                                                         40,000        310,000       600,000
                                                         ======        =======       =======

                                                                         ANNEX I


     (1) The Securities and the Warrants have not been and will not be registered under the Securities Act and may not be offered or sold except pursuant to an exemption from the registration requirements of the Securities Act. Each Purchaser represents that it has offered and sold the Securities and the Warrants, and will offer and sell the Securities and the Warrants (i) as part of their distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Time of Delivery, only in accordance with Rule 144A under the Securities Act.

     (2) Each Purchaser further represents and agrees that (i) it has not offered or sold and prior to the date six months after the date of issue of the Securities and the Warrants will not offer or sell any Securities or Warrants to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (b) it has complied, and will comply, with all applicable provisions of the Financial Services Act of 1986 of Great Britain with respect to anything done by it in relation to the Securities or the Warrants in, from or otherwise involving the United Kingdom, and (c) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issuance of the Securities or the Warrants to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 of Great Britain or is a person to whom the document may otherwise lawfully be issued or passed on.

     (3) Each Purchaser agrees that it will not offer, sell or deliver any of the Securities or the Warrants in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Securities and Warrants in such jurisdictions. Each Purchaser understands that no action has been taken to permit a public offering in any jurisdiction outside the United States where action would be required for such purpose. Each Purchaser agrees not to cause any advertisement of the Securities or the Warrants to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Securities or the Warrants, except in any such case with Goldman, Sachs & Co.'s express written consent and then only at its own risk and expense.





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
                                                                        ANNEX II


             Pursuant to Section 7(d) of the Purchase Agreement, the accountants shall furnish letters to the Purchasers to the effect that:

             (i) They are independent certified public accountants with respect to Network Plus, Inc. (the "Company") under rule 101 of the American Institute of Certified Public Accountants' Code of Professional Conduct, and its interpretations and rulings;

             (ii) The unaudited selected financial information with respect to the results of operations and financial position of the Company for the three most recent fiscal years included in the Offering Circular agrees with the corresponding amounts (after restatements where applicable) in the audited financial statements for such three fiscal years;

             (iii) On the basis of limited procedures not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company, inspection of the minute books of the Company since the date of the latest audited financial statements included in the Offering Circular, inquiries of officials of the Company responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                   (A) the unaudited statements of operations and retained
             earnings, balance sheets and statements of cash flows included in the Offering Circular are not in conformity with generally accepted accounting principles applied on the basis substantially consistent with the basis for the unaudited condensed statements of operations and retained earnings, balance sheets and statements of cash flows included in the Offering Circular;

                   (B) any other unaudited income statement data and balance
             sheet items included in the Offering Circular do not agree with the corresponding items in the unaudited financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited financial statements included in the Offering Circular;

                   (C) the unaudited financial statements which were not
             included in the Offering Circular but from which were derived any unaudited condensed financial statements referred to in Clause (A) and any unaudited income statement data and balance sheet items included in the Offering Circular and referred to in Clause (B) were not determined on a basis substantially consistent with the basis for the audited financial statements included in the Offering Circular;

                   (D) any unaudited pro forma condensed financial statements included in the Offering Circular do not comply as to form in all material respects with the applicable accounting requirements or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

                   (E) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest financial statements included in the Offering Circular) or any increase in the long-term debt of the Company, or any decreases in consolidated net current assets or stockholders' equity or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included in the Offering Circular except in each case for changes, increases or decreases which the Offering Circular discloses have occurred or may occur or which are described in such letter; and

                   (F) for the period from the date of the latest financial
             statements included in the Offering Circular to the specified date referred to in Clause (E) there were any decreases in net revenues or operating profit or the total or per share amounts of net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for decreases or increases which the Offering Circular discloses have occurred or may occur or which are described in such letter; and

             (iv) In addition to the examination referred to in their report(s) included in the Offering Circular and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (iv) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives, which are derived from the general accounting records of the Company, which appear in the Offering Circular, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and have found them to be in agreement.







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
                                               ..........................., 1998



Dear Pricewaterhouse Coopers LLP:

     Goldman, Sachs & Co., as representatives of the Purchasers of the preferred stock and warrants to be issued by Network Plus Corp. (the "Company"), will be reviewing certain information relating to the Company that will be included in the Offering Circular. This review process, applied to the information relation to the issue, is substantially consistent with the due diligence review process that we would perform if this placement of securities were being registered pursuant to the Securities Act of 1933 (the "Securities Act"). It is recognized however that what is "substantially consistent" may vary from situation to situation and may not be the same as that done in a registered offering of the same securities for the same issuer and whether the procedures being, or to be, followed will be "substantially consistent" will be determined by us on a case-by-case basis. We are knowledgeable with respect to the due diligence review process that would be performed if this placement of securities were being registered pursuant to the Securities Act. We hereby request that you deliver to us a "comfort" letter concerning the financial statements of the issuer and certain statistical and other data included in the offering document. We will contact you to identify the procedures we wish you to follow and the form we wish the comfort letter to take.

                                        Very truly yours,

                                        ........................................
                                        (Goldman, Sachs & Co.)










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